Exhibit 10.20.08

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No	Call / Coll 51 / 00	Account	Officer GLASS	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Salem Communications Corporation 4880 Santa Rosa Road #300 Camarillo, CA 93012	Lender:	First California Bank Oxnard Branch 300 Esplanade Drive, Suite 102 Oxnard, CA 93036
Guarantor:	Edward G. Atsinger III 4880 Santa Rosa Road, #300 Camarillo, CA 93012

GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of Guarantor’s Share of the Indebtedness of Borrower to Lender, and the performance and discharge of all Borrower’s obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender’s remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower’s obligations under the Note and Related Documents.

INDEBTEDNESS. The word “Indebtedness” as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys’ fees, arising from any and all debts, liabilities and obligations that Borrower individually or collectively or interchangeably with others, owes or will owe Lender under the Note and Related Documents and any renewals, extensions, modifications, refinancings, consolidations and substitutions of the Note and Related Documents.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender’s rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

GUARANTOR’S SHARE OF THE INDEBTEDNESS. The words “Guarantor’s Share of the Indebtedness” as used in this Guaranty mean an amount not to exceed Ten Million & 00/100 Dollars ($10,000,000.00) of the principal amount of the Indebtedness that is outstanding from time to time and at any one or more times. “Guarantor’s Share of the Indebtedness” also includes all accrued unpaid interest on the Indebtedness and all collection costs, expenses and attorneys’ fees whether or not there is a lawsuit, and if there is a lawsuit, any fees and costs for trial and appeals paid or incurred by Lender for the collection of the Indebtedness, the realization on any collateral securing the Indebtedness or any guaranty of the Indebtedness (including this Guaranty), or the enforcement of this Guaranty.

Guarantor’s Share of the Indebtedness will only be reduced by sums actually paid by Guarantor under this Guaranty, but will not be reduced by sums from any other source including, but not limited to, sums realized from any collateral securing the Indebtedness or this Guaranty, or payments by anyone other than Guarantor, or reductions by operation of law, judicial order or equitable principles. Lender has the sole and absolute discretion to determine how sums shall be applied among guaranties of the Indebtedness.

The above limitation on liability is not a restriction on the amount of the Note of Borrower to Lender either in the aggregate or at any one time.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty.

OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Guaranty hereby expressly agrees that recourse under this Guaranty may be had against both his or her separate property and community property.

GUARANTOR’S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (A) to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR’S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower’s request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this

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Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (F) upon Lender’s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor’s financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR’S FINANCIAL STATEMENTS. Guarantor agrees to furnish Lender with the following:

Additional Requirements. Guarantor shall deliver to Lender (A) as soon as available, but in no event later than March 31st of each year, copies of Guarantor’s annual financial statements, prepared by Guarantor, including a balance sheet for the year ended, which shall present fairly and thoroughly the financial condition of Guarantor for such period; and (B) as soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, copies of Guarantor’s federal tax returns, prepared by certified public accountants acceptable to Lender), including Schedule K-1s (if applicable); and (C) as soon as available, but in no event later than thirty (30) days after the end of each semi-annual period, copies of Guarantor’s statements from depository institutions or brokerage firms, or other evidence acceptable to Lender of Guarantor’s liquid assets.

Liquid Assets. Together all Guarantors to the Note and Related Documents shall maintain combined Liquid Assets (defined as the following property which must all be held by Guarantors outside of retirement accounts: cash and equivalents, money market instruments at an SIPC insured institution or bank, savings accounts or checking accounts, readily marketable securities such as stocks traded on the NYSE, AMEX or NASDAQ, (exclusive of any Salem Communications Corporation stock), bonds rated AAA or better by Standard & Poors [listed on national exchanges], U.S. Treasury instruments and cash surrender value of life insurance) net of any margin debt in the aggregate amount of not less than $2,500,000.00. Compliance with the foregoing covenant shall be determined semi-annually.

All financial reports required to be provided under this Guaranty shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Guarantor as being true and correct.

GUARANTOR’S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower’s collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender’s power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of

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the Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

Guarantor’s Understanding With Respect To Waivers. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Subordination of Borrower’s Debts to Guarantor. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

Miscellaneous Provisions. The following miscellaneous provisions are a part of this Guaranty:

AMENDMENTS. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

ATTORNEYS’ FEES; EXPENSES. Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

CAPTION HEADINGS. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

GOVERNING LAW. This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

INTEGRATION. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor’s attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender’s attorneys’ fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words “Borrower” and “Guarantor” respectively shall mean all and any one or more of them. The words “Guarantor,” “Borrower,” and “Lender” include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

NOTICES. Any notice required to be given under this Guaranty shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

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SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

CALIFORNIA VEHICLE CODE ACKNOWLEDGMENT. Guarantor (if an individual) agrees to waive their rights under the California Vehicle Code Sections 1808.21, 1808.22 or 1808.23, regarding the disclosure of Guarantors residential address.

VENUE AND JURISDICTION. The party(ies) and/or undersigned to this Agreement and Lender agree that all actions or proceedings arising in connection with this Agreement and the other agreements, instruments and documents executed and/or delivered by the party(ies)/undersigned and Lender in connection herewith shall be tried and litigated only in the State and Federal courts located in the county of Ventura, Los Angeles, Orange, San Bernardino, Riverside, San Diego and San Luis Obispo, State of California, as Lender may elect, provided, however, that any suit seeking enforcement against any collateral or other property may be brought, at Lender’s option, in the courts of any jurisdiction where Lender elects to bring such action or where such collateral or other property may be found. The party(ies)/undersigned to this Agreement and Lender waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this paragraph. The undersigned consents to the full personal jurisdiction of any state or federal court in California.

FACSIMILE AND COUNTERPART. This Agreement may be executed in two or more counterparts, which, taken together, shall constitute the whole of the agreement as between the parties. Each executed counterpart may be delivered in the form of a photocopy, facsimile, or scanned document, each of which shall have the same legal force and effect as delivery of an original.

Definitions. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

BORROWER. The word “Borrower” means Salem Communications Corporation and includes all co-signers and co-makers signing the Note and all their successors and assigns.

GAAP. The word “GAAP” means generally accepted accounting principles.

GUARANTOR. The word “Guarantor” means everyone signing this Guaranty, including without limitation Edward G. Atsinger III, and in each case, any signer’s successors and assigns.

GUARANTOR’S SHARE OF THE INDEBTEDNESS. The words “Guarantor’s Share of the Indebtedness” mean Guarantor’s indebtedness to Lender as more particularly described in this Guaranty.

GUARANTY. The word “Guaranty” means this guaranty from Guarantor to Lender.

INDEBTEDNESS. The word “Indebtedness” means Borrower’s indebtedness to Lender as more particularly described in this Guaranty.

LENDER. The word “Lender” means First California Bank, its successors and assigns.

NOTE. The word “Note” means the promissory note dated May 21, 2012, in the original principal amount of $10,000,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

RELATED DOCUMENTS. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED MAY 21, 2012.

GUARANTOR:

X	/s/ EDWARD G. ATSINGER III
Edward G. Atsinger III

LASER PRO Lending, Ver. 5.60.00.005 Copr. Harland Financial Solutions, Inc. 1997, 2012. All Rights Reserved. —CA F:\CFIWIN\CFI\LPL\E20.FC TR-6094 PR-4 (M)